 Exhibit 99.1

U.S. Energy Corp. Reports Financial and Operating Results

for Second Quarter 2024

HOUSTON, August 7, 2024 — U.S. Energy Corporation (NASDAQ: USEG, “U.S. Energy” or the “Company”), a growth-focused energy company engaged in operating a portfolio of high-quality producing assets, today reported financial and operating results for the three months ended June 30, 2024.

 Second QUARTER 2024 HIGHLIGHTS

●	Closed transaction on June 26, 2024, consisting of 140,000 net acres of helium and industrial gas targeted development in Montana;
●	Signed letter of intent for the acquisition of an additional 24,000 net acres of helium and industrial gas targeted development in Montana on June 25, 2024, with both acreage positions being highly contiguous;
●	2024 Mid-year oil and gas reserves of 3.5 Mboe (100% PDP and 69% oil) with a PV-10 value of $50.9 million;
●	Net daily production of 1,221 barrels of oil equivalent per day (“Boe/d”) (64% oil);
●	Revenue totaled $6.0 million (90% oil sales);
●	Lease Operating Expense of $3.1 million, a 18% decrease from second quarter of 2023;
●	Adjusted EBITDA of $1.1 million;
●	Repurchased approximately 0.2 million shares of common stock, representing nearly 0.5% of outstanding shares, for approximately $0.2 million;
●	Subsequent to quarter end, closed divestitures of South Texas properties for $6.5 million, with proceeds going towards asset development and debt reduction.

MANAGEMENT COMMENTS

“We are pleased with the significant progress U.S. Energy made during the second quarter of 2024,” said Ryan Smith, U.S. Energy’s Chief Executive Officer. “Our successful recent acquisition of helium and other industrial gas assets in Montana, combined with the near-term initiation of our drilling and development operations on these assets, marks a pivotal moment in the Company’s strategic expansion. This acquisition not only strengthens and diversifies our asset base, but also aligns with our long-term vision of capitalizing on the immense resource potential in a region in which U.S. Energy already has a vast and longstanding footprint. Additionally, the opportunistic divestiture of our South Texas assets subsequent to quarter end allowed the Company to both pay down existing debt as well as bolster our liquidity profile as we begin development on the newly acquired assets. This series of transactions underscores our commitment to maintaining a highly conservative balance sheet while strategically redeploying capital to high-return, scalable projects. As we advance forward, our emphasis on resource management and development optimization of our asset base continues to be paramount, and we remain focused on executing our strategic initiatives and taking advantage of the opportunities ahead.”

RECENT ACQUISITION ACTIVITY

The Company closed its previously announced acquisition on June 26, 2024, consisting of 140,000 net acres of helium and other industrial gas targeted development in the Kevin Dome area of Northwest Montana. U.S. Energy is in the process of drilling two wells on the acquired acreage, each of which are expected to spud in September 2024. Well results are expected to be announced on the next quarterly earnings report in early November 2024.

Additionally, the Company signed a letter of intent on June 25, 2024 for the acquisition of an additional 24,000 net acres, highly contiguous to U.S. Energy’s already closed transaction described above. The Company expects this additional transaction to close in the fourth quarter of 2024.

RECENT ASSET DIVESTITURES

The Company recently announced the closing of assets located in South Texas for all cash proceeds of approximately $6.5 million. The sale closed on July 31, 2024, following the signing of the purchase and sale agreement on July 9, 2024, and had an effective date of April 1, 2024.

The South Texas asset sale marks the second impactful divestment by the Company since announcing the sale of the Company’s non-operated assets during the fourth quarter of 2023. When combined, U.S. Energy has received $13.8 million of proceeds used for acquisition and development capital as well as debt reduction.

2024 MID-YEAR OIL AND GAS RESERVES

The Company's mid-year 2024 SEC proved reserves, as prepared by an independent third-party reserve engineer, were 3.5 MBoe. The present value of the Company's SEC proved reserves, discounted 10% ('PV-10'), at mid-year 2024 was $50.9 million.

As of July 1, 2024
Proved Reserves
Oil reserves (Mbo)	2,453
Natural gas reserves (MMcf)	6,533
Total Proved Reserves (Mboe)	3,542

% PDP	100%
% Oil	69%

Proved PV-10 (100% PDP) ($000's)	$50,868

Mid-year 2024 reserves were run at the SEC twelve-month first day of month average price used for mid-year 2024 of $79.00 per Bbl for oil and $2.33 per Mcf for natural gas. The above reserves table excludes the divested South Texas assets that closed in July 2024.

PRODUCTION UPDATE

During the second quarter of 2024, the Company produced 111,090 Boe, or an average of 1,221 Boe/d.  Weather related downtime, primarily attributed to hurricane driven flooding throughout the Gulf Coast, caused an estimated 75 boe/d of temporarily shut-in production during the quarter. The Company has returned a significant amount of offline production since these weather events.

	Three months ended June 30,
	2024	2023

Sales volume
Oil (Bbls)	71,634	114,900
Natural gas and liquids (Mcfe)	236,738	380,419
BOE	111,090	178,303
Average daily production (BOE/Day)	1,221	1,959

Average sales prices:
Oil (Bbls)	$76.39	$61.17
Natural gas and liquids (Mcfe)	$2.42	$2.50
BOE	$54.42	$44.74

Second QUARTER 2024 FINANCIAL RESULTS

Total oil and gas sales during the second quarter of 2024 were approximately $6.1 million, compared to $8.0 million in the second quarter of 2023.  The decrease in revenue was primarily due to a reduction in our production quantities related to past asset divestitures and the weather-related events described above.  Sales from oil production represented 91% of total revenue during the quarter, an increase from 88% in the second quarter of 2023.

Lease operating expense (“LOE”) for the second quarter of 2024 was approximately $3.1 million, or $27.69 per Boe, as compared to $3.7 million, or $20.97, in the second quarter of 2023. The decrease in the total amount of LOE was primarily due to a reduction in producing assets as a result of asset divestitures.

Cash general and administrative (“G&A”) expenses were approximately $1.6 million during the second quarter of 2024, a reduction from the $2.8 million reported during the second quarter of 2023. This reduction was primarily due to a decrease in corporate overhead expenses and professional fees.

Adjusted EBITDA was $1.1 million in the second quarter of 2024, compared to adjusted EBITDA of $0.8 million in the second quarter of 2023. The Company reported a net loss of $2.0 million, or a loss of $0.08 per diluted share, in the second quarter of 2024.

BALANCE SHEET AND LIQUIDITY UPDATE

Subsequent to quarter end, as shown in the table below, U.S. Energy paid down approximately $5.0 million of existing debt that was outstanding at June 30, 2024. U.S. Energy now sits in a net debt free position, resulting in available liquidity to the Company of $20.0 million.

	Balance as of ($000's)
	December 31, 2023	June 30, 2024	June 30, 2024 - P.F.
Cash and debt balance:
Total debt outstanding	$5,000	$7,000	$2,000
Less: Cash balance	$3,351	$2,223	$2,000
Net debt balance	$1,649	$4,777	$-

Liquidity:
Cash balance	$3,351	$2,223	$2,000
Plus: Credit facility availability	$15,000	$13,000	$18,000
Total Liquidity	$18,351	$15,223	$20,000

EXISTING HEDGE PROGRAM

The Company previously entered into fixed priced crude oil swaps with outstanding settlement dates from the third quarter of 2024 through the fourth quarter of 2024 with a weighted average swap price of $79.02/bbl oil.

On April 2, 2024, the Company entered into fixed price crude oil swaps with outstanding settlement dates from the first quarter of 2025 to the fourth quarter of 2025 with a weighted average swap price of $73.71/bbl oil.  The following table reflects the Company's hedged volumes under commodity derivative contracts and the average floor and ceiling or fixed swap prices at which production is hedged as of August 7, 2024:

	Swaps
Period	Commodity	Volume (Bbls)	Price ($/bbl)
Q3 2024	Crude Oil	45,000	$79.80
Q4 2024	Crude Oil	40,720	$78.15
Q1 2025	Crude Oil	45,000	$75.73
Q2 2025	Crude Oil	43,225	$74.19
Q3 2025	Crude Oil	39,100	$72.82
Q4 2025	Crude Oil	36,800	$71.64

ABOUT U.S. ENERGY CORP.

We are a growth company focused on consolidating high-quality producing assets in the United States with the potential to optimize production and generate free cash flow through low-risk development while maintaining an attractive shareholder returns program.  We are committed to being a leader in reducing our carbon footprint in the areas in which we operate. More information about U.S. Energy Corp. can be found at www.usnrg.com.

INVESTOR RELATIONS CONTACT

Mason McGuire

IR@usnrg.com

(303) 993-3200

www.usnrg.com

FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements.

Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation: (1) the ability of the Company to grow and manage growth profitably and retain its key employees; (2) the ability of the Company to close previously announced transactions and the terms of such transactions; (3) risks associated with the integration of recently acquired assets; (4) the Company’s ability to comply with the terms of its senior credit facilities; (5) the ability of the Company to retain and hire key personnel; (6) the business, economic and political conditions in the markets in which the Company operates; (7) the volatility of oil and natural gas prices; (8) the Company’s success in discovering, estimating, developing and replacing oil and natural gas reserves; (9) risks of the Company’s operations not being profitable or generating sufficient cash flow to meet its obligations; (10) risks relating to the future price of oil, natural gas and NGLs; (11) risks related to the status and availability of oil and natural gas gathering, transportation, and storage facilities; (12) risks related to changes in the legal and regulatory environment governing the oil and gas industry, and new or amended environmental legislation and regulatory initiatives; (13) risks relating to crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries; (14) technological advancements; (15) changing economic, regulatory and political environments in the markets in which the Company operates; (16) general domestic and international economic, market and political conditions, including the military conflict between Russia and Ukraine and the global response to such conflict; (17) actions of competitors or regulators; (18) the potential disruption or interruption of the Company’s operations due to war, accidents, political events, severe weather, cyber threats, terrorist acts, or other natural or human causes beyond the Company’s control; (19) pandemics, governmental responses thereto, economic downturns and possible recessions caused thereby; (20) inflationary risks and recent changes in inflation and interest rates, and the risks of recessions and economic downturns caused thereby or by efforts to reduce inflation; (21) risks related to military conflicts in oil producing countries; (22) changes in economic conditions; limitations in the availability of, and costs of, supplies, materials, contractors and services that may delay the drilling or completion of wells or make such wells more expensive; (23) the amount and timing of future development costs; (24) the availability and demand for alternative energy sources; (25) regulatory changes, including those related to carbon dioxide and greenhouse gas emissions; (26) uncertainties inherent in estimating quantities of oil and natural gas reserves and projecting future rates of production and timing of development activities; (27) risks relating to the lack of capital available on acceptable terms to finance the Company’s continued growth; (28) the review and evaluation of potential strategic transactions and their impact on stockholder value and the process by which the Company engages in evaluation of strategic transactions; and (29) other risk factors included from time to time in documents U.S. Energy files with the Securities and Exchange Commission, including, but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly filed reports, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, and future annual reports and quarterly reports. These reports and filings are available at www.sec.gov. Unknown or unpredictable factors also could have material adverse effects on the Company’s future results.

The Company cautions that the foregoing list of important factors is not complete, and does not undertake to update any forward-looking statements except as required by applicable law. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results. The forward-looking statements included in this communication are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, the Company undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by the Company. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

FINANCIAL STATEMENTS

U.S. ENERGY CORP. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	June 30, 2024	December 31, 2023

ASSETS
Current assets:
Cash and equivalents	$2,223	$3,351
Oil and natural gas sales receivables	1,902	2,336
Marketable equity securities	159	164
Commodity derivative asset - current	-	1,844
Other current assets	905	527
Real estate assets held for sale, net of selling costs	-	150

Total current assets	5,189	8,372

Oil, natural gas and helium properties under full cost method:
Proved oil and natural gas properties	171,480	176,679
Less accumulated depreciation, depletion and amortization	(109,950)	(106,504)

Net oil and natural gas properties	61,530	70,175
Unproved helium properties, not subject to amortization	5,046	-

Net oil, natural gas and helium properties	66,576	70,175

Other Assets:
Property and equipment, net	786	899
Right-of-use asset	612	693
Other assets	514	305

Total assets	$73,677	$80,444

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$3,814	$4,064
Accrued compensation and benefits	436	702
Revenue and royalties payable	4,822	4,857
Commodity derivative liability - current	97	-
Asset retirement obligations - current	1,000	1,273
Current lease obligation	189	182

Total current liabilities	10,358	11,078

Noncurrent liabilities:
Credit facility	7,000	5,000
Asset retirement obligations - noncurrent	17,983	17,217
Commodity derivative liability - noncurrent	77	-
Long-term lease obligation, net of current portion	515	611
Deferred tax liability	16	16

Total liabilities	35,949	33,922

Commitments and contingencies (Note 8)

Shareholders’ equity:
Common stock, $0.01 par value; 245,000,000 shares authorized; 28,052,959 and 25,333,870 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	281	253
Additional paid-in capital	221,092	218,403
Accumulated deficit	(183,645)	(172,134)

Total shareholders’ equity	37,728	46,522

Total liabilities and shareholders’ equity	$73,677	$80,444

U.S. ENERGY CORP. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE Three and Six Months Ended June 30, 2024 AND 2023

(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Revenue:
Oil	$5,472	$7,028	$10,199	$14,124
Natural gas and liquids	574	950	1,238	2,127
Total revenue	6,046	7,978	11,437	16,251

Operating expenses:
Lease operating expenses	3,076	3,739	6,262	8,148
Gathering, transportation and treating	63	138	127	252
Production taxes	367	538	710	1,058
Depreciation, depletion, accretion and amortization	2,165	2,896	4,360	5,313
Impairment of oil and natural gas properties	-	-	5,419	-
General and administrative expenses	2,091	3,368	4,297	6,140
Total operating expenses	7,762	10,679	21,175	20,911

Operating income (loss)	(1,716)	(2,701)	(9,738)	(4,660)

Other income (expense):
Commodity derivative gain (loss), net	(112)	288	(1,493)	1,208
Interest (expense), net	(131)	(289)	(251)	(558)
Other income (expense), net	(19)	(22)	(15)	(22)
Total other income (expense)	(262)	(23)	(1,759)	628

Net income (loss) before income taxes	$(1,978)	$(2,724)	$(11,497)	$(4,032)
Income tax (expense) benefit	4	209	(14)	270
Net income (loss)	$(1,974)	$(2,515)	$(11,511)	$(3,762)

Basic and diluted weighted average shares outstanding	25,452,814	25,186,797	25,420,517	25,182,704
Basic and diluted income (loss) per share	$(0.08)	$(0.10)	$(0.45)	$(0.15)

U.S. ENERGY CORP. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE Six Months Ended June 30, 2024 AND 2023

(in thousands)

	2024	2023

Cash flows from operating activities:
Net income (loss)	$(11,511)	$(3,762)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation, depletion, accretion, and amortization	4,360	5,313
Impairment of oil and natural gas properties	5,419	-
Deferred income taxes	-	(288)
Total commodity derivatives (gains) losses, net	1,493	(1,208)
Commodity derivative settlements received (paid)	525	(494)
(Gains) losses on marketable equity securities	5	16
Impairment and loss on real estate held for sale	11	-
Amortization of debt issuance costs	24	24
Stock-based compensation	675	1,334
Right of use asset amortization	81	95
Changes in operating assets and liabilities:	-	-
Oil and natural gas sales receivable	434	479
Other assets	(372)	240
Accounts payable and accrued liabilities	(372)	(164)
Accrued compensation and benefits	(265)	(500)
Revenue and royalties payable	(34)	478
Payments on operating lease liability	(89)	(102)
Payments of asset retirement obligations	(58)	(52)

Net cash provided by (used in) operating activities	326	1,409

Cash flows from investing activities:
Acquisition of helium properties	(2,213)	-
Oil and natural gas capital expenditures	(667)	(2,402)
Property and equipment expenditures	(202)	(373)
Proceeds from sale of oil and natural gas properties, net	247	-
Proceeds from sale of real estate assets	139	-

Net cash provided by (used in) investing activities	(2,696)	(2,775)

Cash flows from financing activities:
Borrowings on credit facility	2,000	-
Payments on insurance premium finance note	(62)	(286)
Shares withheld to settle tax withholding obligations for restricted stock awards	(132)	(151)
Dividends paid	-	(1,192)
Repurchases of common stock	(564)	(241)

Net cash provided by (used in) financing activities	1,242	(1,870)

Net (decrease) increase in cash and equivalents	(1,128)	(3,236)

Cash and equivalents, beginning of period	3,351	4,411

Cash and equivalents, end of period	$2,223	$1,175

ADJUSTED EBITDA RECONCILIATION

In addition to our results calculated under generally accepted accounting principles in the United States (“GAAP”), in this earnings release we also present Adjusted EBITDA. Adjusted EBITDA is a “non-GAAP financial measure” presented as supplemental measures of the Company’s performance. It is not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company defines Adjusted EBITDA as net income (loss), plus net interest expense, net unrealized loss (gain) on change in fair value of derivatives, income tax (benefit) expense, deferred income taxes, depreciation, depletion, accretion and amortization, one-time costs associated with completed transactions and the associated assumed derivative contracts, non-cash share-based compensation, transaction related expenses, transaction related acquired realized derivative loss (gain), and loss (gain) on marketable securities. Company management believes this presentation is relevant and useful because it helps investors understand U.S. Energy’s operating performance and makes it easier to compare its results with those of other companies that have different financing, capital and tax structures. Adjusted EBITDA is presented because we believe it provides additional useful information to investors due to the various noncash items during the period. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are: Adjusted EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments; Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs; Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments; although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and other companies in this industry may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure.

The Company’s presentation of this measure should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. We compensate for these limitations by providing a reconciliation of this non-GAAP measure to the most comparable GAAP measure, below. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view this non-GAAP measure in conjunction with the most directly comparable GAAP financial measure.

	Three months ended June 30,
	2024	2023
Adjusted EBITDA Reconciliation
Net Income (Loss)	$(1,974)	$(2,515)

Depreciation, depletion, accretion and amortization	2,206	2,936
Non-cash loss (gain) on commodity derivatives	233	(377)
Interest Expense, net	131	289
Income tax expense (benefit)	(4)	(209)
Non-cash stock based compensation	476	607
Transaction related acquired realized derivative losses	-	89
Loss (gain) on marketable securities	19	16
Total Adjustments	3,061	3,351

Total Adjusted EBITDA	$1,087	$836